UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2022

Aspen Aerogels, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36481	04-3559972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Forbes Road, Building B, Northborough, MA		01532
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 691-1111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	ASPN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2022, Robert M. Gervis, a member of the Board of Directors (the “Board”) of Aspen Aerogels, Inc. (the “Company”), notified the Company of his decision to resign from the Board, including as Chairperson of the Board’s Compensation and Leadership Development Committee and member of the Board’s Nominating, Governance and Sustainability Committee, effective as of 4:00 PM ET on Tuesday, November 1, 2022. Mr. Gervis’ resignation was not as a result of any disagreement between Mr. Gervis and the Company on any matter relating to the Company’s operations, policies or practices. Pursuant to the Company’s Non-Employee Director Compensation Policy, as amended (the “Director Compensation Policy”), and in light of Mr. Gervis’ many years of valued service and contributions to the Company, the Board approved the acceleration of the vesting of all of Mr. Gervis’ unvested stock options and restricted stock (“Unvested Equity”), such that the Unvested Equity became fully vested effective upon Mr. Gervis’ resignation from the Board.

On November 1, 2022, the Board appointed Kathleen M. Kool to join the Board to serve as a Class II director until the 2025 Annual Meeting of Stockholders and until her successor has been duly elected and qualified, or until her earlier death, resignation, retirement or removal. The Board also appointed Ms. Kool to the Audit Committee and the Nominating, Governance and Sustainability Committee of the Board.

Ms. Kool, 51, most recently served as the Chief Executive Officer (“CEO”) of Tide Cleaners, a wholly owned subsidiary of Procter & Gamble (“P&G”), until her retirement in June 2022. Under Ms. Kool’s leadership as CEO, Tide Cleaners grew from 35 to 191 stores and was ranked 76th in Entrepreneur’s Franchise 500 ranking, marking the third consecutive year in the top 100. During her 27-year tenure at P&G, Ms. Kool served in a variety of executive leadership roles, including Chief Financial Officer (“CFO”) of North America Fabric Care, the largest regional business unit at P&G, with over $8 billion in retail sales, and CFO of the Global P&G Professional business. In addition to her extensive business leadership experience, Ms. Kool was a key member of P&G’s award-winning Investor Relations team, partnering with multiple CEOs and leading the communication for the strategy renewal that spanned two $10 billion productivity programs and a more focused portfolio of strategic brands. Additionally, Ms. Kool led numerous acquisitions, integrations, and business expansions, and navigated Tide Cleaners through the COVID-19 pandemic, growing industry share, opening new stores and overseeing expansion to new campuses. Ms. Kool is also a member of the Board of Directors of Digimarc Corporation, where she serves on each of the Audit, Compensation and Talent Management, and Governance, Nominating, and Sustainability Committees. Ms. Kool received her BA, summa cum laude, in Economics from Kalamazoo College and her MBA from Washington University in St. Louis. Her qualifications to serve as a member of the Board include her extensive leadership experience and public company board service.

The Board has determined that Ms. Kool: (i) is an “independent director” as defined in Section 303A.02 of the New York Stock Exchange (“NYSE”) Listed Company Manual, (ii) meets the requirements for audit committee service pursuant to Section 303A.06 of the NYSE Listed Company Manual, (iii) meets the requirements for the Nominating, Governance and Sustainability Committee service pursuant to Section 303A.04 of the NYSE Listed Company Manual, and (iv) is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. There are no arrangements or understandings between Ms. Kool and any other person pursuant to which Ms. Kool was appointed as a director. There are no transactions to which the Company is a party and in which Ms. Kool has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Ms. Kool will be entitled to the compensation paid by the Company to all of its non-employee directors under the Company’s Director Compensation Policy, including an annual retainer of $45,000 for service on the Board, an annual retainer of $7,500 for service on the Audit Committee, and an annual retainer of $4,000 for service on the Nominating, Governance and Sustainability Committee (pro-rated for the portion of the year in which she serves as a member of the Board, Audit Committee, and Nominating, Governance and Sustainability Committee). In accordance with the Director Compensation Policy, Ms. Kool was also awarded an initial equity grant of $51,000 of restricted stock and $34,000 of stock options on the date of her appointment to the Board. The Director Compensation Policy is filed as Exhibit 10.13 to the Company’s Quarterly Report on Form 10-Q, filed by the Company on May 10, 2022, and is incorporated herein by reference.

Ms. Kool has also entered into an indemnification agreement in the form the Company has entered into with its other non-employee directors, which form is filed as Exhibit 10.18 to the Company’s Amendment No. 1 to its Registration Statement on Form S-1, filed by the Company on May 14, 2014, and is incorporated herein by reference.

On November 2, 2022, the Company issued a press release announcing the departure of Mr. Gervis and the appointment of Ms. Kool to the Board, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Aspen Aerogels, Inc. on November 2, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The press release may contain hypertext links to information on our website. The information on our website is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

IGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aspen Aerogels, Inc.

Date: November 2, 2022	By:	/s/ Ricardo C. Rodriguez
	Name:	Ricardo C. Rodriguez
	Title:	Senior Vice President, Chief Financial Officer and Treasurer